As filed with the Securities and Exchange Commission on June 17, 2005

Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BTU International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	04-2781248
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

23 Esquire Road
North Billerica, MA 01862-2596
(978) 667-4111
(Address of principal executive offices, including zip code)

BTU International, Inc. 1998 Stock Option Plan for Non-Employee Directors
(Full title of the plan)

Paul J. van der Wansem
Chairman and Chief Executive Officer
BTU International, Inc.
23 Esquire Road
North Billerica, MA 01862-2596
(978) 667-4111
(Name, address and telephone number, including area code, of agent for service)

Please send copies of all communications to:
Keith F. Higgins, Esq.
Ropes & Gray LLP
One International Place
Boston, MA 02110
617-951-7000
617-951-7050 (facsimile)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Securities to be Registered	Registered(1)	Share(2)	Price(2)	Registration Fee
Common Stock, $.01 par value per share	70,000 shares	$3.68	$254,905.50	$30.00

(1)	This Registration Statement registers 70,000 additional shares of Common Stock, $.01 par value, to be offered pursuant to the 1998 Stock Option Plan for Non-Employee Directors.

(2)	The offering price has been estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and 457(h)(1) on the basis of the average high and low prices of the common stock, par value $.01 per share, as reported on the Nasdaq National Market on June 15, 2005.

(3)	Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers such additional shares of Common Stock as may issued to prevent dilution from stock splits, stock dividends and similar transactions.

EXPLANATORY NOTE

This Registration Statement has been filed pursuant to General Instruction E on Form S-8 to register 70,000 additional shares to be offered pursuant to the Amended 1998 Stock Option Plan for Non-Employee Directors for BTU International, Inc. The contents of the Registration Statement (File No. 333-94713), which is currently effective, are incorporated herein by reference.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit

4.1	Restated Certificate of Incorporation of BTU International, Inc. (previously filed as Exhibit 3.1 to the Quarterly Report on Form 10-Q, No. 000-17297).

4.2	By-laws of BTU International, Inc. (previously filed as Exhibit 3.3 to the Registration Statement on Form S-1 filed on October 7, 1988, File No. 033-24882).

5.1	Opinion of Ropes & Gray LLP, filed herewith.

23.1	Consent of Vitale, Caturano & Company, P.C., filed herewith

23.2	Consent of Ropes & Gray LLP, filed herewith (included in the opinion filed as Exhibit 5.1).

24.1	Powers of Attorney, filed herewith (included on the signature page of this Registration Statement under the caption “Power of Attorney”).

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the North Billerica of The Commonwealth of Massachusetts, on this 17th day of June, 2005.

BTU International, Inc.

By:	/s/ Paul J. van der Wansem

Name: Paul J. van der Wansem
Title: Chairman, Chief Executive Officer and Director

SIGNATURES AND POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Paul J. van der Wansem and Thomas P. Kealy, and each of them singly, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 to be filed by BTU International, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Paul J. van der Wansem Paul J. van der Wansem	Chairman, Chief Executive Officer and Director	June 17, 2005
/s/ Thomas P. Kealy Thomas P. Kealy	Principal Financial Officer, Chief Accounting Officer and Corporate Controller	June 17, 2005
/s/ J. Samuel Parkhill J. Samuel Parkhill	Director	June 17, 2005
John E. Beard	Director
Dr. Jeffrey Ch. Chu	Director
/s/ Joseph F. Wrinn Joseph F. Wrinn	Director	June 17, 2005
/s/ G. Mead Wyman G. Mead Wyman	Director	June 17, 2005